EXHIBIT 23.22

CONSENT OF EXPERT

In connection with the Registration Statement on Form F-10/F-4, including any amendments thereto (the “Registration Statement”), of Yamana Gold Inc., I, Dominique François-Bongarçon, Ph.D, FAusIMM, of Agoratek International, hereby consent to the use of my name in connection with the reference to the mineral resource estimates for the Jeronimo Project as at December 31, 2013 (the “Estimates”) and to the inclusion or incorporation by reference of references to and summaries of the Estimates in the Registration Statement.

AGORATEK INTERNATIONAL

By:	/s/ Dominique François-Bongarçon
Name:	Dominique François-Bongarçon, Ph.D, FAusIMM
Title:	President

October 6, 2014